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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 23, 2006

                              PIVX SOLUTIONS, INC.
               (Exact Name of Registrant as Specified in Charter)

           NEVADA                  000-33625                     87-0618509
(State or other jurisdiction      (Commission                  (IRS Employer
      of incorporation)            File Number)              Identification No.)

            58 Talbot Street, Wanganui East, Wanganui, New Zealand 4500
               (Address of principal executive offices) (Zip code)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (949) 903-3368

                                 NOT APPLICABLE
          (Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors or Principle Officers; Election of Directors:
Appointment of Principle Officers


On June 23, 2006, the Company's Board of Directors appointed Mr. Coombs, Chief Executive Officer of the Company, to the additional offices of Chief Financial Officer and Secretary, effective June 23, 2006.


Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal
Year

(a)(1) Effective June 23, 2006, the Board of Directors of the Company approved an amendment to the Company's Articles of Incorporation. On July 28, 2006, the amendment was presented for filing with the Nevada Secretary of State.

(2) The Company filed, as an amendment to its Articles of Incorporation, a Certificate of Designation, creating and establishing a series of Preferred Stock designated as "Series A Preferred Stock" with a par value of $0.001 per share. The authorized number of shares of Series A Preferred Stock shall be 10,000,000. A complete description of the voting powers, privileges, designations, preferences, limitations, restrictions and relative rights of the Series A Preferred Stock is contained in the form of Certificate of Designation filed herewith as Exhibit 1.


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Item 9.01(d) Financial Statements and Exhibits.

Exhibit 99.1.        Certificate of Designation for Series A Preferred Stock.



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 28, 2006

                                             PivX Solutions, Inc.

                                             By: /s/ Jason Coombs
                                                 -------------------------------
                                                 Jason Coombs,
                                                 Chief Executive Officer